EXHIBIT H (ii)

USAA Transfer Agency Company
9800 Fredericksburg Road
San Antonio, TX  78288


Gentlemen:

     Pursuant to Section 1(b) of the Transfer Agency Agreement dated as of November 13, 2002, as amended, between USAA Mutual Funds Trust (the Trust), formerly known as USAA State Tax-Free Trust, and USAA Transfer Agency Company, (the Transfer Agent) please be advised that the Trust has established thirty-seven new series of its shares (each a New Fund and collectively the New Funds) as set forth below:

--------------------------------------------------------------------------------
         Aggressive Growth Fund                        Long-Term Fund
         Balanced Strategy Fund                       Money Market Fund
          Capital Growth Fund                       Nasdaq-100 Index Fund
          California Bond Fund                       New York Bond Fund
      California Money Market Fund               New York Money Market Fund
       Cornerstone Strategy Fund              Precious Metals and Minerals Fund
         Emerging Markets Fund                       S&P 500 Index Fund
       Extended Market Index Fund                 Science & Technology Fund
        First Start Growth Fund                     Short-Term Bond Fund
               GNMA Trust                              Short-Term Fund
          Growth & Income Fund                      Small Cap Stock Fund
      Growth and Tax Strategy Fund              Tax Exempt Money Market Fund
              Growth Fund                        Treasury Money Market Trust
     High-Yield Opportunities Fund               Total Return Strategy Fund
           Income Stock Fund                             Value Fund
              Income Fund                            Virginia Bond Fund
      Intermediate-Term Bond Fund                Virginia Money Market Fund
         Intermediate-Term Fund                       World Growth Fund
           International Fund
--------------------------------------------------------------------------------

     Please be further advised that the Trust desires to retain the Transfer Agent to render transfer agency services under the Transfer Agency Agreement to the New Funds in accordance with the fee schedule attached hereto as Exhibit A.

     Please state below whether you are willing to render such services in accordance with the fee schedule attached hereto as Exhibit A.

                                            USAA MUTUAL FUNDS TRUST



Attest:                                  By:
         -------------------------------    -----------------------------------
         Mark S. Howard                     Christopher W. Claus
         Secretary                          President


Dated:  As of August 1, 2006


     We are willing to render services to the New Funds in accordance with the fee schedule attached hereto as Exhibit A.

                                            USAA TRANSFER AGENCY COMPANY



Attest:                                  By:
         -----------------------------      -----------------------------------
         Eileen M. Smiley                   Terri L. Luensmann
         Assistant Secretary                Senior Vice President



Dated:  As of August 1, 2006

                          USAA Transfer Agency Company

                         Fee Information for Services as
                  Plan, Transfer and Dividend Disbursing Agent

                             USAA MUTUAL FUNDS TRUST
                  (formerly known as USAA State Tax-Free Trust)

--------------------------------------------------------------------------------


Annual Maintenance Charges - The annual maintenance charge includes the processing of all transactions and correspondence. The fee is billable on a monthly basis at the rate of 1/12 of the annual fee. USAA Transfer Agency Company will charge for each open account from the month the account is opened through January of the year following the year all funds are redeemed from the account.

Aggressive Growth Fund                      $23.00
Balanced Strategy Fund                      $23.00
Capital Growth Fund                         $23.00
California Bond Fund                        $25.50
California Money Market Fund                $25.50
Cornerstone Strategy Fund                   $23.00
Emerging Markets Fund                       $23.00
Extended Market Index Fund                  $26.00
First Start Growth Fund                     $23.00
GNMA Trust                                  $22.50
Growth & Income Fund                        $23.00
Growth and Tax Strategy Fund                $25.50
Growth Fund                                 $23.00
High-Yield Opportunities Fund               $25.50
Income Stock Fund                           $23.00
Income Fund                                 $25.50
Intermediate-Term Bond Fund                 $25.50
Intermediate-Term Fund                      $25.50
International Fund                          $23.00
Long-Term Fund                              $25.50
Money Market Fund                           $25.50
Nasdaq-100 Index Fund                       $26.00
New York Bond Fund                          $25.50
New York Money Market Fund                  $25.50
Precious Metals and Minerals Fund           $23.00
S&P 500 Index Fund                          $20.00
Science & Technology  Fund                  $23.00
Short-Term Bond Fund                        $25.50

Short-Term Fund                             $25.50
Small Cap Stock Fund                        $23.00
Tax Exempt Money Market Fund                $25.50
Treasury Money Market Trust                 $25.50
Total Return Strategy Fund                  $23.00
Value Fund                                  $23.00
Virginia Bond Fund                          $25.50
Virginia Money Market Fund                  $25.50
World Growth Fund                           $23.00


USAA MUTUAL FUNDS TRUST                     USAA TRANSFER AGENCY COMPANY




By:                                      By:
   ------------------------------------     ------------------------------------
   Christopher W. Claus                     Terri L. Luensmann
   President                                Senior Vice President




Date:  As of August 1, 2006                 Date:  As of August 1, 2006

                                 EXHIBIT H(iv)

USAA Investment Management Company
9800 Fredericksburg Road
San Antonio, TX  78288


Gentlemen:

     Pursuant to paragraph 1(b) of the Administration and Servicing Agreement dated as of August 1, 2001, as amended, between USAA Mutual Funds Trust (the
Trust), formerly known as USAA State Tax-Free Trust, and USAA Investment Management Company (the Administrator), please be advised that the Trust has established thirty-seven new series of its shares (each a New Fund and collectively the New Funds) as set forth below, and please be further advised that the Trust desires to retain the Administrator to render administration and shareholder servicing services under the Administration and Servicing Agreement to the New Funds at the fees stated below:

--------------------------------------------------------------------------------
Aggressive Growth Fund                                                 0.25%
Balanced Strategy Fund                                                 0.15%
Capital Growth Fund                                                    0.15%
California Bond Fund                                                   0.15%
California Money Market Fund                                           0.10%
Cornerstone Strategy Fund                                              0.15%
Emerging Markets Fund                                                  0.15%
Extended Market Index Fund                                             0.38%*
First Start Growth Fund                                                0.15%
GNMA Trust                                                             0.15%
Growth & Income Fund                                                   0.15%
Growth and Tax Strategy Fund                                           0.15%
Growth Fund                                                            0.15%
High-Yield Opportunities Fund                                          0.15%
Income Stock Fund                                                      0.15%
Income Fund                                                            0.15%
Intermediate-Term Bond Fund                                            0.15%
Intermediate-Term Fund                                                 0.15%
International Fund                                                     0.15%
Long-Term Fund                                                         0.15%
Money Market Fund                                                      0.10%
Nasdaq-100 Index Fund                                                  0.35%
New York Bond Fund                                                     0.15%
New York Money Market Fund                                             0.10%
Precious Metals and Minerals Fund                                      0.15%

--------------------------------------------------------------------------------

------------------
* The fee is computed daily and paid monthly, at an annual rate equal to 0.38%, and up to 0.10% of this fee shall be paid to Merrill Lynch Quantitative Advisers for subadministrative services. *

--------------------------------------------------------------------------------
S&P 500 Index Fund                                                     0.06%
Science & Technology  Fund                                             0.15%
Short-Term Bond Fund                                                   0.15%
Short-Term Fund                                                        0.15%
Small Cap Stock Fund                                                   0.15%
Tax Exempt Money Market Fund                                           0.10%
Treasury Money Market Trust                                            0.10%
Total Return Strategy Fund                                             0.15%
Value Fund                                                             0.15%
Virginia Bond Fund                                                     0.15%
Virginia Money Market Fund                                             0.10%
World Growth Fund                                                      0.15%
--------------------------------------------------------------------------------

     From time to time, the Administrator may voluntarily waive all or a portion of the administration and servicing fee payable with respect to a New Fund or pay expenses of a New Fund. In addition to any amounts otherwise payable to the Administrator as an administration and servicing fee for current services under the Administration and Servicing Agreement, the Total Return Strategy Fund shall be obligated to pay the Administrator all amounts previously waived or expenses paid by the Administrator with respect to the Total Return Strategy Fund, provided that such additional payments are made not later than January 7, 2008 and provided further that the amount of such additional payment in any year, together with all other expenses of the Total Return Strategy Fund, in the aggregate, would not cause the Fund's expense ratio in such year to exceed 1.00% of the average net assets of the Total Return Strategy Fund.

     In addition, revised Exhibit A to the Administration and Servicing Agreement reflecting the addition of the New Funds to the Administration and Servicing Agreement is attached hereto as Exhibit A, and is hereby approved.

     Please state below whether you are willing to render such services at the fees stated above.

                                            USAA MUTUAL FUNDS TRUST



Attest:                                  By:
         ---------------------              -----------------------------------
         Mark S. Howard                     Christopher W. Claus
         Secretary                          President


Date:  As of August 1, 2006

     We are willing to render services to the New Funds at the fees stated above. In addition, we approve Exhibit A hereto as revised Exhibit A to the Administration and Servicing Agreement.

                                            USAA INVESTMENT MANAGEMENT COMPANY



Attest:                                  By:
         ------------------------------     -----------------------------------
         Eileen M. Smiley                    Clifford A. Gladson
         Assistant Secretary                Senior Vice President


Dated:  As of August 1, 2006

                      EXHIBIT A - LISTING OF FUNDS AND FEES

         -----------------------------------------------------------------------
         Aggressive Growth Fund                                0.15%
         Balanced Strategy Fund                                0.15%
         Capital Growth Fund                                   0.15%
         California Bond Fund                                  0.15%
         California Money Market Fund                          0.10%
         Cornerstone Strategy Fund                             0.15%
         Emerging Markets Fund                                 0.15%
         Extended Market Index Fund                            0.38%*
         First Start Growth Fund                               0.15%
         Florida Tax-Free Income Fund                          0.15%
         Florida Tax-Free Money Market Fund                    0.10%
         GNMA Trust                                            0.15%
         Growth & Income Fund                                  0.15%
         Growth and Tax Strategy Fund                          0.15%
         Growth Fund                                           0.15%
         High-Yield Opportunities Fund                         0.15%
         Income Stock Fund                                     0.15%
         Income Fund                                           0.15%
         Intermediate-Term Bond Fund                           0.15%
         Intermediate-Term Fund                                0.15%
         International Fund                                    0.15%
         Long-Term Fund                                        0.15%
         Money Market Fund                                     0.10%
         Nasdaq-100 Index Fund                                 0.35%
         New York Bond Fund                                    0.15%
         New York Money Market Fund                            0.10%
         Precious Metals and Minerals Fund                     0.15%
         S&P 500 Index Fund                                    0.06%
         Science & Technology  Fund                            0.15%
         Short-Term Bond Fund                                  0.15%
         Short-Term Fund                                       0.15%
         Small Cap Stock Fund                                  0.15%
         Tax Exempt Money Market Fund                          0.10%
         Treasury Money Market Trust                           0.10%
         Total Return Strategy Fund                            0.15%
         Value Fund                                            0.15%
         Virginia Bond Fund                                    0.15%
         Virginia Money Market Fund                            0.10%
         World Growth Fund                                     0.15%
         -----------------------------------------------------------------------

* The fee is computed daily and paid monthly, at an annual rate equal to 0.38%, and up to 0.10% of this fee shall be paid to Merrill Lynch Quantitative Advisers for subadministrative services.

     (a) The Trust shall pay IMCO a fee for each Fund, payable monthly in arrears, computed as a percentage of the average net assets of the Fund for such month at the rate set forth in this Exhibit.

     (b) The "average net assets" of the Fund for any month shall be equal to the quotient produced by dividing (i) the sum of the net assets of such Fund, determined in accordance with procedures established from time to time by or under the direction of the Board of Trustees of the Trust, for each calendar day of such month, by (ii) the number of such days.